EXHIBIT 10.24

                           DENTAL CARE ALLIANCE, INC.
                           1343 MAIN STREET, 7TH FLOOR
                             SARASOTA, FLORIDA 34236

                                                August __, 1997

J. Francis Lavelle
The Nassau Group, Inc.
18 Kings Highway North
Westport, Connecticut 06880

Dear Jim:

         This letter clarifies certain matters and confirms our agreement to terminate that certain letter agreement dated September 29, 1995, as amended on April 26, 1996 (the "Nassau Agreement"), between The Nassau Group, Inc. ("Nassau") and Dental Care Alliance, Inc. (the "Company") and the letter agreement dated September 29, 1995 (the "Lavelle Agreement") between J. Francis Lavelle ("Lavelle") and the Company. The Nassau Agreement and the Lavelle Agreement are hereinafter collectively referred to as the "Agreements."

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreements.

         NOW, THEREFORE, in consideration of the facts, mutual provisions and convenants contained herein, the parties intending to be legally bound, hereby agree as follows:

         1. Nassau's option to purchase the Retainer Stock has been exercised in full. The registration rights respecting the Retainer Stock are set forth in that certain Equity Holders Agreement dated April 30, 1997 between Nassau and the Company (the "Nassau Equity Holders Agreement"). Lavelle's option to purchase Common Stock pursuant to the Lavelle Agreement has been exercised in full. The registration rights respecting such shares are set forth in that certain Equity Holders Agreement dated April 30, 1997, between Lavelle and the Company (the "Lavelle Equity Holders Agreement"). The Nassau Equity Holders Agreement and the Lavelle Equity Holders Agreement are hereinafter collectively referred to as the "Equity Holders Agreements." No registration rights were attached as Exhibit A to the Agreements. The Company hereby acknowledges that Nassau has transferred all of its right, title and interest in the Retainer Stock to Lavelle, and that Nassau has assigned all of its rights under the Nassau Equity Holders Agreement to Lavelle. The Company hereby consents to such transfer and such assignment.

         2. Upon your execution hereof, the Agreements shall be terminated and of no further force or effect, except with respect to the indemnification provisions contained in Section 4 of the Nassau Agreement, which shall continue in effect in accordance with their terms, and except that Nassau shall be entitled to receive the M&A Warrant in accordance with the terms of the Nassau Letter (as modified by this Agreement) for services being provided in connection with such a transaction if the Company (i) does not consummate an initial public offering within 18 months from the date hereof and (ii) consummates an M&A Transaction within 18 months from the date hereof.

         3. Both Nassau and Lavelle acknowledge and agree that, except as expressly set forth herein, they have no further rights pursuant to the Agreements, including as they relate to the 18 Month Warrant, the IPO Warrant, the M&A Warrant or any warrant issued in connection with a Shell Company Transaction, or in connection with a Capital Raising Transaction, and that they have no other equity interest in the Company except for the 1,040 shares of pre-stock split Common Stock purchased pursuant


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J. Francis Lavelle
The Nassau Group, Inc.
August __, 1997
Page 2




to the options referred to by the parties in Section 1 of this Agreement and as granted pursuant to a letter agreement entered into by the parties simultaneously herewith (the "Other Letter Agreement"). Each of Nassau and Lavelle also acknowledge that, except as set forth in the Other Letter Agreement, they have no other rights to fees from the Company under the Agreements, including any right to an IPO Transaction Fee or pursuant to a Capital Raising Transaction.

         4. This Agreement supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, between the parties with respect to the subject matter hereof.

         If the foregoing correctly sets forth your understanding with respect to the subject matter hereof, please so indicate by signing below.

                               Very truly yours,

                               Dental Care Alliance, Inc.




                               By:
                                   --------------------------------------------
                                   Name:  Dr. Steven R. Matzkin
                                   Title: President and Chief Executive Officer

Acknowledged and Agreed:

The Nassau Group, Inc.

By:
   -----------------------------------
     Name:
          ----------------------------
     Title:
           ---------------------------


--------------------------------------
J. Francis Lavelle